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                                                                   Exhibit 10.36

                   Amendment Number 1 to Employment Agreement
                   ------------------------------------------


       This Amendment shall modify the terms of the July 26/th/, 2001 Employment Agreement ("Agreement") between Danka Office Imaging Company, Inc., Danka Business Systems PLC, and Danka Holding Company, collectively referred to hereunder as ("Company") and Todd Mavis, an individual ("Executive"). The Company and Executive, together shall be referred to as the ("parties"). This Amendment shall be effective as of the date of the last party to sign. The parties hereby agree to the modifications set forth in this Amendment. Sections of the Agreement restated or deleted herein will be considered modified as follows.

Section 6 (g). RELOCATION EXPENSES. The Company will provide both temporary
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living and travel expenses and residential relocation assistance in accordance with the terms and conditions set forth herein.

Temporary Living and Travel - Beginning August 1, 200l and continuing for a
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period of five (5) consecutive months, the Company will promptly (i) reimburse
Executive up to $3000.00 per month for temporary living and travel expenses associated with relocation, and (ii) pay Executive a gross-up payment sufficient to pay any federal, state and local income tax and social security, or other employment tax on any such amounts including any additional federal, state and local income taxes and social security, or other employment tax on any related gross-up payment. Gross-up will be calculated by using the top marginal rates for federal, state and local income taxes and social security, or other employment taxes to the Executive's taxable income in effect during the year of payment. Executive will pay Company a pro-rata portion of such relocation and temporary living expenses [as per Section 5 herein using a three (3) year period from the date of such payments], in the event of Executive's voluntary termination or termination for cause as set forth herein.

Residential Relocation Assistance - The Company will retain a third party
---------------------------------
relocation firm ("Relocation Firm") to facilitate Executive's residential relocation from California to the St. Petersburg, Florida metropolitan area under the following terms and conditions:

(i) Relocation Firm will determine an Appraised Value for the Executive's California residence, 14353 Blue Sage Road, Poway, California 92064, at Company's expense. The Appraised Value will be determined by averaging two independent appraisals, providing such appraisals do not vary by more than five percent (5%). In the event the two appraisals vary by more than five percent (5%), a third appraisal shall be conducted and three appraisals will then be averaged to calculate the Appraised Value.

(ii) Company will deposit the difference between the existing first mortgage balance for Executive's California residence and the Appraised Value into the Relocation Firm's escrow account, (approximately $300,000.00).

(iii) The Relocation Firm will purchase Executive's California residence at the Appraised Value and retire the current first mortgage (approximately $639,000.00). Company will pay the Relocation Firm the applicable monthly

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       carrying costs until such residence is sold at Company's discretion. Upon the closing of Executive's St. Petersburg, Florida residence, Company will pay Executive the difference between the Relocation Firm's purchase price and $1,000,000.00 (the earlier appraisal of $1,100,000.00 less $100,000.00). This amount will be grossed up for tax consequences to a cap of $l00,000.00. The Company also agrees to reimburse Executive up to $2,000.00 in costs incidental to closing the purchase of the residence (also grossed up for tax purposes).

(iv) Upon the closing of the Executive's St. Petersburg, Florida residence Executive will be paid the difference between the Relocation Firm's Appraised Value of the California residence and the amount of any mortgages on the California residence which are paid by the Relocation Firm.

       This payment amount will not be grossed-up by Company as this payment represents Executives equity position. In the event that Executive voluntarily resigns or is terminated for cause as defined herein within three years of the date of any Company payments hereunder, Executive shall reimburse Company an amount equal to the pro rata portion of the Company's costs for all payments made to Executive by Company relative to this residential relocation. Executive agrees that the payments under this paragraph Sections (iii) and (iv) will be made by Company and its Relocation Firm upon closing of the Executives St. Petersburg, Florida residence.

       These payments shall include those costs set forth in Section 6(g)(iii) and any other related Relocation Firm fees. Company will guarantee Executive's recovery of equity (Section 6(g)(iv) in the California residence less costs and fees specified herein. The pro rata reimbursement hereunder shall be calculated using the date of such payments by Company as the commencement of the pro rata period.

(v) In the event any severance compensation becomes payable to Executive pursuant to Section 8 of the Agreement within the first three years of Executives employment and, unless such termination is by no fault of the Executive, Company shall be entitled to first offset any amounts paid under sub. (iii) hereof against the payment of any such severance. Company shall not be entitled to recover such amounts after Executive has been employed for such three-year period.

ACKNOWLEDGMENT. The parties hereto do, by their signatures below, hereby
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acknowledge their agreement to and intent to be bound by the modifications in this Amendment.

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Danka Office Imaging, Inc.,               Todd Mavis
Danka Business Systems PLC
Danka Holding Company, Inc.


/s/ Larry Lowrey                          /s/ Todd Mavis
-----------------------------             --------------------------------
Signature                                 Signature

    Larry Lowrey, III                         Todd Mavis
-----------------------------             --------------------------------
Printed Name                              Printed Name

    CEO                                       President/COO
-----------------------------             --------------------------------
Title                                     Title

    3/15/02                                   3/18/02
-----------------------------             --------------------------------
Date                                      Date

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